EXHIBIT 99.1

RED ROBIN GOURMET BURGERS, INC. ANNOUNCES INVESTMENT AND APPOINTS NEW INDEPENDENT DIRECTORS

JCP Investment Management, LLC and Jumana Capital, LLC Invest An Additional $8.3 Million to Pay Down Debt and Support Strategy, Demonstrating Long-term Commitment to Brand

James C. Pappas and Christopher Martin added to Board of Directors

Enters into Agreement with JCP Investment Management, LLC and Jumana Capital, LLC

ENGLEWOOD, Colo., December 3, 2024 -- Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) (“Red Robin” or the “Company”), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced that affiliates of JCP Investment Management, LLC (“JCP”) and Jumana Capital, LLC (“Jumana”) invested an additional $8.3 million into the Company, strengthening its balance sheet and demonstrating their long-term commitment to the strategy and brand.  Additionally, the Company announced the appointment of James C. Pappas and Christopher Martin to its Board of Directors (the “Board”), pursuant to a cooperation agreement (the “Agreement”) with JCP and Jumana (the “Investor Parties”).

Upon Mr. Pappas’ and Mr. Martin’s respective appointments, the Board will expand to 10 directors, nine of whom will be independent.

“JCP’s and Jumana’s additional investments demonstrate their commitment and belief in the future of Red Robin,” said David A. Pace, Chairman of the Board.   “We are pleased to welcome James and Chris to Red Robin’s Board of Directors and look forward to their contributions and expertise as we continue to execute on our strategy for the comeback of this beloved brand. James brings significant experience in board roles at restaurant brands in similar phases of revitalization and Chris adds both industry and financial expertise that will be important to our progress.”

Pursuant to the Agreement, Mr. Pappas and Mr. Martin will be nominated by the Board to stand for election for a full term at the Company’s 2025 Annual Meeting of Stockholders.

Mr. Pappas stated on behalf of the Investor Parties: “We appreciate the dialogue we have had with Red Robin and are supportive of the Company’s strategy and management team.  From day one, our focus will be to help decrease debt through our investment proceeds, increased operating cash flow and the thoughtful exploration and consideration of other debt reduction options available, including the potential for selective franchising of some company-operated stores.  Strengthening the balance sheet positions Red Robin to continue to deliver fantastic and craveable burgers every day while also building long-term shareholder value.”

Additionally, the Company entered into an equity purchase agreement with certain affiliates of the Investor Parties pursuant to which the Company agreed to issue and sell to them an aggregate of 1,600,909 shares of the Company’s common stock, at a purchase price of $5.19 per share, pursuant to a private placement (the “Private Placement”) that is exempt from registration under the Securities Act of 1933, as amended. The aggregate gross proceeds from the Private Placement are expected to be approximately $8.3 million. The net proceeds from the Private Placement will be used to repay indebtedness and for general corporate expenses.

Additional information on the Agreement and the Private Placement can be found in the Company’s Form 8-K filed today with the Securities and Exchange Commission.

About James C. Pappas

Mr. Pappas founded JCP Investment Management in Houston in June 2009 and is the Managing Member and owner of the firm. He has served as a director of United Natural Foods, Inc. (NYSE: UNFI), a food distributor to grocery stores, since September 2023. Additionally, he has been the chairman of the board of directors of Innovative Food Holdings, Inc. (OTCQB: IVFH), a direct-to-chef and restaurant specialty food platform, since 2023, and a director since 2020. Mr. Pappas is also a director of Tandy Leather Factory, Inc. (NASDAQ: TLF), a specialty retailer and wholesale distributor of leather and leather related products, a position he has held since 2016. Mr. Pappas previously served on the boards of several other public companies, including food-related businesses such as Jamba, Inc., The Pantry, Inc., and Morgan’s Foods, Inc., as well as U.S. Geothermal Inc. From 2007 until 2009, he was a private investor, in addition to consulting with several businesses. From 2005 until 2007, he worked in the Investment Banking/Leveraged Finance Division of Goldman Sachs, where he advised private equity groups and corporations on appropriate leveraged buyout, recapitalization and refinancing alternatives. Prior to that, he was an investment banker at Banc of America Securities, where he focused on consumer and retail investment banking. He currently also serves as Secretary for the Endowment Advisory Board of the Annunciation Greek Orthodox Church in Houston and on the Methodist Hospital Gastro Division’s Advisory Board in Houston. Mr. Pappas received a BBA in Information Technology, and a Master of Finance from Texas A&M University.

About Christopher Martin

Mr. Martin has served as a Managing Director of Jumana Capital, LLC, a private investment firm specializing in concentrated investments in middle market companies, since July 2020, where he is responsible for investment strategy and execution across the portfolio, and serves as the Manager of Jumana Capital Investments LLC, an affiliated investment entity. Previously, Mr. Martin served as a Vice President at Hastings Equity Partners, LLC, a private equity firm, from July 2017 until July 2020. Mr. Martin also previously served as the Chief Financial Officer of Specialty Welding & Turnarounds, LLC, an industrial services company, from October 2017 through January 2020. Prior to that, Mr. Martin was a Vice President at Simmons & Company International, part of the Piper Sandler Companies (NYSE: PIPR), from July 2013 to July 2017. Mr. Martin began his career at FTI Consulting, Inc. (NYSE: FCN), a global advisory firm, in the Corporate Finance and Restructuring group. Mr. Martin holds an MBA from the University of Texas at Austin and a BBA from Texas Christian University.

Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It’s now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are approximately 500 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!

Forward-Looking Statements

Forward-looking statements in this press release regarding our future operating or financial performance, our strategy and ability to execute and drive long term shareholder value, the expected activities in connection with the Investor Parties, and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “could,” “should,” “will,” “outlook” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those cautionary statements and risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

Contacts:

For media relations questions:

Kathleen Bush, Red Robin Gourmet Burgers, Inc.

kbush@redrobin.com

(303) 846-5114

Liz DiTrapano, ICR

Liz.DiTrapano@icrinc.com

(203) 682-4716

For investor relations questions:

Jeff Priester, ICR

Jeff.Priester@icrinc.com

(332) 242-4370